UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 14, 2025
NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 NE Circle Blvd., Suite 200 Corvallis, OR		97330
(Address of principal executive offices)		(Zip Code)
(971) 371-1592
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.                                     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers
(b). On January 11, 2025, James T. Hackett notified the board of directors (the “Board”) of NuScale Power Corporation (the “Company”) that he intended to resign as a director and Chairman of the Board of the Company effective January 15, 2025. Effective as of the date of Mr. Hackett’s resignation, the Board has appointed director Alan L. Boeckmann, a board member of the Company since December 3, 2020, and formerly Fluor Corporation’s CEO and Chairman of the Board, to serve as the Company’s non-Executive Chairman of the Board. Immediately following the resignation, the size of the Company’s Board shall be reduced from ten to nine directors.

A copy of the press release issued by the Company on January 14, 2025, announcing Mr. Hackett's. resignation from the Board is furnished as Exhibit 99.1.
.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.
99.1*	Press Release issued by NuScale Power Corporation on January 14, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).
*    Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: January 14, 2025	By:	/s/ Andrea Lachenmayr
	Name:	Andrea Lachenmayr
	Title:	Interim General Counsel